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                      MORGAN STANLEY S&P 500 SELECT FUND

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


                           TO BE HELD JUNE 19, 2002

     The undersigned shareholder of Morgan Stanley S&P 500 Select Fund does hereby appoint Barry Fink, Ronald E. Robison and Joseph J. McAlinden and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of
Morgan Stanley S&P 500 Select Fund to be held in [CONFERENCE ROOM       ]
at Harborside Financial Center, Plaza Two,    Floor, Jersey City, New Jersey
07311 at 10:30 a.m., Eastern time, on June 19, 2002, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.


                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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PLEASE MARK VOTES AS IN THE EXAMPLE USING BLACK OR BLUE INK [X]

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)

TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-597-7836

TO VOTE A PROXY BY INTERNET, https://vote.proxy-direct.com

                        FOR        AGAINST      ABSTAIN
The Proposal:            [ ]         [ ]           [ ]

Approval of the Agreement and Plan of Reorganization, dated as of January 24, 2002, pursuant to which substantially all of the assets of Morgan Stanley S&P 500 Select Fund would be combined with those of Morgan Stanley S&P 500 Index Fund and shareholders of Morgan Stanley S&P 500 Select Fund would become shareholders of Morgan Stanley S&P 500 Index Fund receiving shares in Morgan Stanley S&P 500 Index Fund with a value equal to the value of their holdings in Morgan Stanley S&P 500 Select Fund.


Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

Please make sure to sign and date this Proxy using black or blue ink.


Date
    -----------------------------------------

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      Shareholder sign in the box above

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    Co-Owner (if any) sign in the box above


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
            PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES


                                 MORGAN STANLEY
                               S&P 500 SELECT FUND

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                                    IMPORTANT

               USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY

 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO
    HTTPS://VOTE.PROXY-DIRECT.COM ON THE WEBSITE. ENTER YOUR 14 DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.

 3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-597-7836 ON A TOUCH-TONE PHONE. ENTER YOUR 14-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
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054,394,395,396